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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT



         The undersigned hereby agree to make joint filings of Form 13D with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.001 per share, of RAKO Capital Corporation, a Nevada corporation, including all amendments thereto.


Date:    February 12, 2003





                                              LAGO Limited Liability Company




                                              By: /s/ Larry Garriott
                                                  -------------------------
                                                  Name:  Larry Garriott
                                                  Title: Member


                                              /s/ Larry Garriott
                                              -----------------------------
                                              Larry Garriott

                                              /s/ Bonnie Capwell Brooks
                                              -----------------------------
                                              Bonnie Capwell Brooks

                                              /s/ Lisa Trammell
                                              -----------------------------
                                              Lisa Trammell

                                              /s/ Betty Tyler
                                              -----------------------------
                                              Betty Tyler